Exhibit 99.1

TMX Finance LLC

Fiscal 2011 Earnings Conference Call

SAVANNAH, GA – March 8, 2012 – TMX Finance LLC, a leading alternative finance company, will hold a conference call to discuss fiscal 2011 results on Thursday, March 29, 2012, at 1:00 p.m. Eastern Time. The call may be accessed by dialing 888-500-6973; access code 2416802. Please dial in 5-10 minutes prior to the start time and an operator will register you for the call.

The Company will file its Annual Report on Form 10-K for the year ended December 31, 2011 with the SEC on or about March 19, 2012.

About TMX Finance LLC

TMX Finance LLC is an alternative finance company that originates and services automobile title loans through more than 780 stores in 12 states using its TitleMax, TitleBucks and EquityAuto Loan brands.

For additional information regarding the Company and the services it provides, visit the Company’s website at http://www.titlemax.biz.

Investor Relations Contact

Investors@titlemax.biz